Securities And Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 19, 2003

Global Preferred Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	0-23637 (Commission File Number)	58-2179041 (I.R.S. Employer Identification No.)

6455 East Johns Crossing
Suite 402
Duluth, GA 30097
(Address of principal executive offices)

(770) 248-3311
(Registrant’s telephone number, including area code)

       ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

(a)	Information Required by Item 304(a)(1) of Regulation S-K:

On June 19, 2003, the Registrant dismissed KPMG LLP as its principal accountant. The decision to dismiss KPMG LLP was made by the Audit Committee of the Board of Directors in consultation with management. The audit reports of KPMG LLP on the Registrant’s consolidated financial statements as of and for the years ended December 31, 2002 and 2001, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of the Registrant’s two fiscal years ended December 31, 2002 and the subsequent interim period through June 19, 2003, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to KPMG LLP’s satisfaction, would have caused KPMG LLP to refer to the subject matter of the disagreements in connection with their report. A letter from KPMG LLP is filed as Exhibit 16.1 to this Form 8-K.

(b)	Information Required by Item 304(a)(2) of Regulation S-K:

On June 19, 2003, the Registrant’s Audit Committee engaged Deloitte & Touche LLP as the certifying accountants for the Registrant for the fiscal year ending December 31, 2003. During the two most recent fiscal years and through the date of engagement, neither the Registrant nor anyone engaged on its behalf has consulted with Deloitte & Touche LLP on items regarding either: (1) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant’s financial statements; or (2) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) with the Registrant’s former auditor or reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

     ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

16.1	Letter of KPMG LLP to the Securities and Exchange Commission dated June 26, 2003 regarding change in certifying accountant.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 26, 2003	Global Preferred Holdings, Inc.

By: /s/ Bradley E. Barks
Name: Bradley E. Barks
Title: Chief Financial Officer